EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Gene Rodriguez
(317) 249-4559                                                           (317) 343-5243
mike.eliason@karauctionservices.com                     gene.rodriguez@karauctionservices.com

KAR Auction Services, Inc. Reports Second Quarter 2018 Financial Results

•	Second quarter 2018 revenue increased 11% to $956.6 million.

•	Net Income Per Share increased 68%, Operating Adjusted Net Income Per Share increased 26% and Adjusted EBITDA increased 8% over the three months ended June 30, 2017.

Carmel, IN, August 7, 2018 — KAR Auction Services, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2018. For the second quarter of 2018, the company reported revenue of $956.6 million as compared with revenue of $858.0 million for the second quarter of 2017, an increase of 11%. Net income for the second quarter of 2018 increased 63% to $93.2 million, or $0.69 per diluted share, as compared with net income of $57.2 million, or $0.41 per diluted share, in the second quarter of 2017. Adjusted EBITDA for the quarter ended June 30, 2018 increased 8% to $242.2 million, as compared with Adjusted EBITDA of $223.5 million for the quarter ended June 30, 2017. Operating adjusted net income per diluted share increased 26% to $0.82 for the quarter ended June 30, 2018, as compared with operating adjusted net income per diluted share of $0.65 for the quarter ended June 30, 2017.

For the six months ended June 30, 2018, the company reported revenue of $1,907.1 million as compared with revenue of $1,724.6 million for the six months ended June 30, 2017, an increase of 11%. Net income for the six months ended June 30, 2018 increased 45% to $183.2 million, or $1.35 per diluted share, as compared with net income of $126.4 million, or $0.91 per diluted share, in the first six months of 2017. Adjusted EBITDA for the six months ended June 30, 2018 increased 9% to $471.6 million, as compared with Adjusted EBITDA of $434.1 million for the six months ended June 30, 2017. Operating adjusted net income per diluted share increased 28% to $1.64 for the six months ended June 30, 2018, as compared with operating adjusted net income per diluted share of $1.28 for the six months ended June 30, 2017.

“Our second quarter results demonstrate our ability to execute on the fundamentals of our business while making meaningful investments in our future,” said Jim Hallett, chairman and CEO of KAR Auction Services, Inc. “We continue to advance our strategic priorities, develop new capabilities and pursue opportunities for growth.”

2018 Outlook

KAR Auction Services' previously stated outlook remains unchanged.

(in millions, except per share amounts)	Annual Guidance

Net income	$329.0 - $349.7
Income tax expense	$115.6 - $122.9
Interest expense, net of interest income	$191
Depreciation and amortization	$268
EBITDA	$903.6 - $931.6
Addbacks, net	($8.6) - ($6.6)
Adjusted EBITDA	$895 - $925
Capital expenditures	$185
Cash taxes	$125
Cash interest on corporate debt	$130
Effective tax rate	26%
Net income per share	$2.40 - $2.55
Operating adjusted net income per share	$2.89 - $3.04
Weighted average diluted shares	137

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.35 per share on the company’s common stock. The dividend is payable on October 3, 2018, to stockholders of record as of the close of business on September 20, 2018.

Potential Spin-off
In February 2018, the Company announced that its board of directors had approved a plan to pursue the separation of its salvage auction business through a spin-off. The Company also announced that the separation was expected to be completed within 12 months from the announcement date, subject to customary regulatory approvals, the execution of intercompany agreements between the Company and the new salvage auction company, final approval of the board of directors and other customary matters.

The Company expects to complete the spin-off, but the transaction may be completed after the first quarter of 2019 as the Company pursues various strategic and operational initiatives, including potential acquisitions and completion of certain agreements between KAR and the salvage auction business. The completion of the spin-off continues to be subject to the above-referenced factors.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, August 8, 2018 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 3186347, while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ second quarter 2018 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 3186347. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of more than 5.5 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 120 countries. Headquartered in Carmel, Ind., KAR has approximately 17,500 employees across the United States, Canada, Mexico and the United Kingdom. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating revenues
ADESA Auction Services	$538.3	$489.2	$1,066.4	$987.2
IAA Salvage Services	333.2	298.7	670.5	596.1
AFC	85.1	70.1	170.2	141.3
Total operating revenues	956.6	858.0	1,907.1	1,724.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	531.3	481.7	1,066.3	982.9
Selling, general and administrative	182.8	154.6	370.2	312.0
Depreciation and amortization	66.9	64.5	137.2	129.0
Total operating expenses	781.0	700.8	1,573.7	1,423.9

Operating profit	175.6	157.2	333.4	300.7

Interest expense	48.5	40.1	90.0	80.4
Other income, net	(1.3)	(1.5)	(1.4)	(1.6)
Loss on extinguishment of debt	—	27.5	—	27.5

Income before income taxes	128.4	91.1	244.8	194.4

Income taxes	35.2	33.9	61.6	68.0

Net income	$93.2	$57.2	$183.2	$126.4

Net income per share
Basic	$0.69	$0.42	$1.36	$0.92
Diluted	$0.69	$0.41	$1.35	$0.91

Dividends declared per common share	$0.35	$0.32	$0.70	$0.64

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$369.8	$317.2
Restricted cash	20.7	19.4
Trade receivables, net of allowances	840.1	725.5
Finance receivables, net of allowances	1,945.1	1,899.6
Other current assets	185.6	175.7
Total current assets	3,361.3	3,137.4

Goodwill	2,208.5	2,191.7
Customer relationships, net of accumulated amortization	332.5	375.6
Intangible and other assets	387.3	371.4
Property and equipment, net of accumulated depreciation	904.5	908.2
Total assets	$7,194.1	$6,984.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,188.5	$1,018.7
Obligations collateralized by finance receivables	1,358.0	1,358.1
Current maturities of debt	17.7	12.4
Total current liabilities	2,564.2	2,389.2

Long-term debt	2,660.9	2,667.7
Other non-current liabilities	456.5	442.5
Stockholders’ equity	1,512.5	1,484.9
Total liabilities and stockholders’ equity	$7,194.1	$6,984.3

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net income	$183.2	$126.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137.2	129.0
Provision for credit losses	17.7	24.0
Deferred income taxes	0.1	6.8
Amortization of debt issuance costs	5.3	5.1
Stock-based compensation	11.5	11.0
Gain on disposal of fixed assets	(0.3)	(0.5)
Loss on extinguishment of debt	—	27.5
Other non-cash, net	(2.6)	4.9
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(137.8)	(24.3)
Accounts payable and accrued expenses	172.4	64.0
Net cash provided by operating activities	386.7	373.9
Investing activities
Net (increase) decrease in finance receivables held for investment	(63.0)	36.4
Acquisition of businesses (net of cash acquired)	(23.3)	(47.0)
Purchases of property, equipment and computer software	(80.2)	(75.4)
Advance to equity method investee	—	(5.0)
Proceeds from the sale of property and equipment	1.0	0.3
Net cash used by investing activities	(165.5)	(90.7)
Financing activities
Net increase in book overdrafts	13.7	16.7
Net decrease in borrowings from lines of credit	—	(80.5)
Net increase (decrease) in obligations collateralized by finance receivables	1.0	(62.0)
Proceeds from long-term debt	—	2,717.0
Payments for debt issuance costs/amendments	—	(21.8)
Payments on long-term debt	(3.6)	(2,422.6)
Payments on capital leases	(15.4)	(14.9)
Payments of contingent consideration and deferred acquisition costs	(7.4)	(7.0)
Initial net investment for interest rate caps	—	(0.7)
Issuance of common stock under stock plans	8.4	6.9
Tax withholding payments for vested RSUs	(10.0)	(5.7)
Repurchase of common stock	(50.0)	—
Dividends paid to stockholders	(94.2)	(87.6)
Net cash (used by) provided by financing activities	(157.5)	37.8
Effect of exchange rate changes on cash	(9.8)	8.0
Net increase in cash, cash equivalents and restricted cash	53.9	329.0
Cash, cash equivalents and restricted cash at beginning of period	336.6	219.7
Cash, cash equivalents and restricted cash at end of period	$390.5	$548.7
Cash paid for interest, net of proceeds from interest rate caps	$88.0	$69.3
Cash paid for taxes, net of refunds	$71.7	$54.4

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2018	2017	2018	2017

Net income	$93.2	$57.2	$183.2	$126.4
Add back:
Income taxes	35.2	33.9	61.6	68.0
Interest expense, net of interest income	47.5	39.9	88.8	80.1
Depreciation and amortization	66.9	64.5	137.2	129.0
EBITDA	242.8	195.5	470.8	403.5
Non-cash stock-based compensation	5.3	5.4	12.0	11.4
Loss on extinguishment of debt	—	27.5	—	27.5
Acquisition related costs	1.5	1.5	3.7	3.6
Securitization interest	(12.7)	(8.2)	(24.1)	(16.3)
Minority interest	—	1.0	—	2.7
Severance	1.0	0.8	2.5	1.5
IAA separation costs	3.6	—	4.7	—
Other	0.7	—	2.0	0.2
Total addbacks	(0.6)	28.0	0.8	30.6
Adjusted EBITDA	$242.2	$223.5	$471.6	$434.1

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2018	2017	2018	2017

Net income	$93.2	$57.2	$183.2	$126.4
Acquired amortization expense	22.0	25.7	48.9	50.9
IAA separation costs	3.6	—	4.7	—
Loss on extinguishment of debt	—	27.5	—	27.5
Income taxes (1)	(7.0)	(19.8)	(13.5)	(27.4)
Operating adjusted net income	$111.8	$90.6	$223.3	$177.4

Net income per share – diluted	$0.69	$0.41	$1.35	$0.91
Acquired amortization expense	0.16	0.19	0.36	0.37
IAA separation costs	0.03	—	0.03	—
Loss on extinguishment of debt	—	0.20	—	0.20
Income taxes	(0.06)	(0.15)	(0.10)	(0.20)
Operating adjusted net income per share – diluted	$0.82	$0.65	$1.64	$1.28

Weighted average diluted shares	135.6	138.4	135.8	138.4

(1)	The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the 2018 guidance presented:

	2018 Outlook
(in millions), (unaudited)	Low	High

Net income	$329.0	$349.7
Add back:
Income tax expense	115.6	122.9
Interest expense, net of interest income	191.0	191.0
Depreciation and amortization	268.0	268.0
EBITDA	903.6	931.6
Total addbacks, net	(8.6)	(6.6)
Adjusted EBITDA	$895.0	$925.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2018 guidance presented:

	2018 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$329.0	$349.7
Acquired amortization expense	90.0	90.0
Income taxes	(23.4)	(23.4)
Operating adjusted net income	$395.6	$416.3

Net income per share – diluted	$2.40	$2.55
Acquired amortization expense	0.66	0.66
Income taxes	(0.17)	(0.17)
Operating adjusted net income per share – diluted	$2.89	$3.04

Weighted average diluted shares	137	137